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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, except for Note 8, as to which the date is February 28, 1997, with respect to the financial statements of E-Z Plan, Inc. included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-42973) and related Prospectus of Ugly Duckling Corporation for the registration of 5,666,190 shares of common stock and 666,190 common stock purchase warrants.


                                          /s/ Ernst & Young L.L.P.

San Antonio, Texas

February 4, 1998